Exhibit 99.3

Execution Version

Dated as of May 13, 2026

INVESTOR RIGHTS AGREEMENT

by and among

VNET GROUP, INC.

and

PJ Millennium I Limited

and

PJ Millennium II Limited

Table of Contents

(ii)

Table of Contents

Page

Exhibit A DEFINED TERMS	1
Exhibit B FORM OF JOINDER TO INVESTOR RIGHTS AGREEMENT	1
Schedule 1 List of Company Competitors	2

(iii)

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of May 13, 2026, by and among VNET GROUP, INC., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), PJ Millennium I Limited, a BVI Business Company incorporated under the laws of the British Virgin Islands (“Purchaser A”) and PJ Millennium II Limited, a BVI Business Company incorporated under the laws of the British Virgin Islands (“Purchaser B”) (collectively, together with their respective successors and assigns, the “Purchasers” and each, a “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, Success Flow International Investment Limited, a BVI Business Company incorporated under the Laws of the British Virgin Islands, Choice Faith Group Holdings Limited, a BVI Business Company incorporated under the Laws of the British Virgin Islands (collectively, the “Sellers” and each, a “Seller”) and the Purchasers are parties to the Share Purchase Agreement, dated as of May 13, 2026 (as amended from time to time, the “Share Purchase Agreement”), pursuant to which the Sellers have agreed to sell to the Purchasers, and the Purchasers have agreed to purchase from the Sellers a certain number of Class A Ordinary Shares on the terms and subject to the conditions set forth therein (the “Purchased Shares”).

WHEREAS, in connection with the transactions contemplated under the Share Purchase Agreement, the Company has agreed to provide certain representations, warranties and covenants pursuant to a Deed (the “Deed”) made as of May 13, 2026 by and among the Company and the Investors.

WHEREAS, the Company and the Purchasers are entering into this Agreement for the purpose of granting certain registration and other investor rights to the Purchasers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I
Registration Rights

Section 1.1             Application of Rights.  The Company represents and warrants to the Holders that, except for any Permitted Registration Rights that may be granted after the date hereof, there are no other registration or similar rights granted by it that may be superior or  pari passu  to the registration rights granted to the Holders hereunder as of the Effective Date.

Section 1.2             Demand Registration.

(a)            Request by Holders. Subject to the limitations set forth in Section 1.2(e), if the Company shall receive a written request from a Holder (or any of its successors, permitted assigns or transferees, each, an “Initiating Holder”) that the Company file a registration statement under the Securities Act (other than on Form F-3 or Form S-3) covering the registration of all or a portion of the Registrable Securities of such requesting Initiating Holder with an aggregate public offering price covering the amount requested of at least US$10,000,000 pursuant to this Section 1.2, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders, and use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration (including the Initiating Holder(s)) by written notice given by such Holders to the Company within ten (10) Business Days after receipt of the Request Notice.

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(b)            Underwritten offering. If any Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of its request made pursuant to this Section 1.2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holder(s) and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwritten offering shall be reduced as required by the underwriter(s) and allocated among the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holder(s)); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities (other than any other securities entitled to registration rights that may be granted by the Company to any Person from time to time, which registration rights either (i) rank pari passu with those granted to the Holders of Registrable Securities or (ii) are granted pursuant to Section 2.11 (the “Permitted Registration Rights” and such securities entitled to Permitted Registration Rights, together with the Registrable Securities, “Company Registrable Securities”) for which holders of the other Company Registrable Securities have exercised piggyback registration rights under the applicable Permitted Registration Rights, in which case only a pro rata portion of such other Company Registrable Securities shall be excluded) are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Company Registrable Securities and are held by any other Person who is not a Holder, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least fifty percent (50%) of shares of the Registrable Securities requested by the Holders (or such lesser amount only as required to comply with applicable Law) to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)            Maximum Number of Demand Registrations The Company shall not be obligated to effect more than three (3) such demand registration requested by each Initiating Holder pursuant to this Section 1.2; provided that if the sale of all of the Registrable Securities sought to be included in a registration statement pursuant to this Section 1.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration statement, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 1.2.

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(d)            Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 1.2, a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for a registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holder(s); provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other Class A Ordinary Shares during such deferral period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

(e)            Limitation. Notwithstanding anything to the contrary provided in this Agreement but subject to Section 2.9, (i) with respect to Registrable Securities that are not Relevant Shares, the Holders shall be entitled to the rights provided in this Section 1.2 as from the end of six (6) months after the Closing Date; and (ii) with respect to Relevant Shares, the Holders shall be entitled to the rights provided in this Section 1.2 at the earlier of (A) 24 months after the Closing Date, and (B) such time when the Lock-Up Restrictions with respect to the relevant Holder terminates or otherwise ceases to be effective.

Section 1.3             Piggyback Registration.

(a)            Participation. Subject to the limitations set forth in Section 1.3(e) and other terms of this Agreement, if the Company proposes to register for its own account any of its Equity Securities in connection with a public offering of such securities, or if any registration of Equity Securities is requested by other current or future investors in the Company, the Company shall notify all the Holders of the Registrable Securities in writing at least thirty (30) Business Days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to any primary or secondary offering of securities of the Company, but excluding registration statements relating to any registration under Section 1.2 or Section 1.4 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within ten (10) Business Days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any subsequent investors with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(b)            Underwritten offering. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.11, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwritten offering, and the number of shares that may be included in the registration and the underwritten offering shall be allocated, first, to the Company, second, to each holder of Company Registrable Securities requesting inclusion of their Company Registrable Securities in such registration statement on a pro rata basis based on the respective percentages of the Company Registrable Securities requested to be included in such offering by such holders, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Class A Ordinary Shares (including the Registrable Securities) from the registration and underwritten offering as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Class A Ordinary Shares of the Registrable Securities (or such lesser amount only as required to comply with applicable Law), on a pro rata basis, for which inclusion has been requested; and (ii) all Ordinary Shares that are not Company Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwritten offering before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.

(c)            Not Demand Registration. Registration pursuant to this Section 1.3 shall not be deemed to be a demand registration as described in Section 1.2 above. There shall be no limit on the number of times Holders may request registration of Registrable Securities under this Section 1.3.

(d)            Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration of Equity Securities initiated by it under Section 1.3 prior to the effectiveness of such registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.1.

(e)            Limitation. Notwithstanding anything to the contrary provided in this Agreement but subject to Section 2.9, (i) with respect to Registrable Securities that are not Relevant Shares, the Holders shall be entitled to the rights provided in this Section 1.3 as from the end of six (6) months after the Closing Date; and (ii) with respect to Relevant Shares, the Holders shall be entitled to the rights provided in this Section 1.3 at the earlier of (A) 24 months after the Closing Date, and (B) such time when the Lock-Up Restrictions with respect to the relevant Holder terminates or otherwise ceases to be effective.

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Section 1.4             Form F-3 or Form S-3 Registration.

(a)            Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to, (i) between the date that is 180 days after the Closing Date and the first anniversary of the Closing Date, register all of the Registrable Securities (other than Relevant Shares) held by Purchasers and any Holder to whom any Purchaser transfers Registrable Securities in accordance with the terms of the Transaction Documents not already registered for resale, and (ii) within 180 days after the earlier of (A) 24 months after the Closing Date, and (B) such time when the Lock-Up Restrictions with respect to the relevant Holder terminates or otherwise ceases to be effective, register all of Relevant Shares held by Purchasers and any Holder to whom any Purchaser transfers Registrable Securities in accordance with the terms of the Transaction Documents not already registered for resale, in each case of the foregoing item (i) or (ii), by an effective registration statement on a registration statement on Form F-3 or Form S-3 covering the sale or distribution from time to time by the relevant Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3 or Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the relevant Holder in accordance with any reasonable method of distribution agreed by the Company and such Holder) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof and no later than ninety (90) days after the date of filing of such Resale Shelf Registration Statement (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

(b)            Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities outstanding (the “Effectiveness Period”).

(c)            Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and no later than ninety (90) days after the date of filing of such Resale Shelf Registration Statement (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form F-3 or Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution agreed by the Company and the Holders.

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(d)            Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(e)            Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement:

(i)            if required and permitted by applicable Law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable Law; provided, however, that the Company shall not be required to file more than one (1) post-effective amendment or a supplement to the related prospectus for such purpose in any three (3) months period;

(ii)           if, pursuant to Section 1.4(e)(i), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable and no later than ninety (90) days after the date of filing of such post-effective amendment; and

(iii)          notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.4(e)(i).

(f)            Underwritten offering.

(i)            Subject to the Lock-Up Restrictions, any Holder may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement (such Holder, the “Requesting Holder”), is intended to be conducted through an underwritten offering; provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (A) launch an underwritten offering the anticipated gross proceeds of which shall be less than US$20 million (unless the Holders are proposing to sell all of their remaining Registrable Securities), and (B) launch more than one (1) underwritten offerings at the request of the Holders within any ninety (90) day-period.

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(ii)           In the event of an underwritten offering, the Requesting Holder shall select the managing underwriter(s) to administer the underwritten offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. The Company, the Requesting Holder, the other Holders of Registrable Securities and holders of any securities of the Company participating in an underwritten offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(iii)          The Company will not include in any underwritten offering pursuant to this Section 1.4(f) any securities that are not Company Registrable Securities without the prior written consent of the Requesting Holder. If the managing underwriter or underwriters advise the Company and the Requesting Holder in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Company Registrable Securities of the holders that have requested to participate in such underwritten offering, allocated pro rata among such holders on the basis of the respective percentages of the Company Registrable Securities requested to be included in such offering by such holders, and (ii) second, any other securities of the Company that have been requested to be so included. Notwithstanding the foregoing, if the Requesting Holder wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an automatic shelf registration statement, if available, or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the time periods set forth above, such holders only need to notify the Company of the block trade Shelf Offering (as defined below) two (2) Business Days prior to the day such offering is to commence (unless a longer period is agreed to by the Requesting Holder). The Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as three (3) Business Days after the date it commences).

(g)            Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Form F-3 or Form S-3 registration statement is effective, if any Holder delivers a notice to the Company stating its intention to effect a sale or distribution of all or part of its Registrable Securities on any Form F-3 or Form S-3 registration statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement and compliance with applicable securities Laws, or supplement the Form F-3 or Form S-3 registration statement as may be necessary, in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering, including pursuant to an underwritten offering.

(h)            Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 1.2 above.

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Article II
ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 2.1             Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 1.2, Section 1.3 or Section 1.4 (but excluding the Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Section 1.2, Section 1.3 or Section 1.4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses, in connection with such offering by the Holders.

Section 2.2             Obligation of the Company. When required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)            Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, in the case of the Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of the Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)            Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)            Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)            Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)            Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

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(f)            Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)            Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of the Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion and a “negative assurance letter”, each dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) “comfort” letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)            Records. Make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a registration statement, Holders’ counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Group Companies (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Inspector’s judgment, to avoid or correct a misstatement or omission in a registration statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

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(i)            “Cold Comfort” Letters. If such sale is pursuant to an underwritten offering, obtain a “cold comfort” letters dated the effective date of the registration statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ counsel or the managing underwriter reasonably requests.

(j)            Compliance. Comply with all applicable rules and regulations of the SEC, and make available to the Company’s security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k)            Listing. Use of commercially reasonable efforts to cause all such Registrable Securities (in the form of ADSs or otherwise) to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

(l)            FINRA. Cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC.

(m)            Updates. Keep Holders’ counsel advised in writing as to the initiation and progress of any registration under Section 1.2, Section 1.3 or Section 1.4 of this Agreement.

(n)            Cooperation. Cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made.

(o)            Marketing Efforts. In connection with an underwritten offering, cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “roadshows” or other similar marketing efforts).

(p)            Other Reasonable Steps. Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 2.3             Other Obligations of the Company. So long as any Registrable Securities remain outstanding, the Company shall not terminate the Deposit Agreement and shall, if necessary, direct the Depositary to file, and cooperate with the Depositary in filing, amendments to the Form F-6 registering ADSs to increase the amount of ADSs registered thereunder to cover the total number of ADSs corresponding to the Registrable Securities then outstanding.

Section 2.4             Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2, Section 1.3 or Section 1.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

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Section 2.5             Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)            file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)            so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

Section 2.6             Re-sale Rights. The Company shall at its own cost use its commercially reasonable efforts to assist each Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144 promulgated under the Securities Act the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s share registrar to remove legends from the Holder’s share certificates, (b) if legal opinions from the Company’s counsel are specifically required by the share registrar, causing the prompt delivery of such legal opinions in forms reasonably satisfactory to the share registrar, (c) (i) the prompt delivery of instruction letters to the Company’s share registrar and depository agent to convert the Holder’s securities into depository receipts or similar instruments to be deposited in the Holder’s brokerage account(s), and (ii) the prompt payment of all costs and fees related to such depositary facility, including maintenance fees and fifty percent (50%) of conversion fees for Registrable Securities held by the Holders (it being understood that the Holders shall bear the remaining fifty percent (50%) of conversion fees). The Company acknowledges that time is of the essence with respect to its obligations under this Section 2.6, and that any intentional delay will cause the Holders irreparable harm and constitutes a material breach of its obligations under this Agreement.

Section 2.7             ADS Conversion. To the extent not prohibited by applicable Laws, at any time and from time to time, when (i) any Holder is entitled to exercise the rights granted to such Holder herein, or (ii) the Registrable Securities held by such Holder can be sold by such Holder without restrictions pursuant to Rule 144, the Company shall, within five (5) Business Days after receipt of a written request of such Holder, at its own cost to take all necessary actions to facilitate and effect or cause to be effected, including to direct its depositary, share registrar, transfer agent and an outside counsel to take all necessary actions (including the removal of the restrictive legend) to effect, the deposit of any or all of the Registrable Securities held by such Holder with the Depositary in exchange or conversion for the issuance of ADSs (free of any restrictive legend) in accordance with the Deposit Agreement in connection with the Company’s ADS program.

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Section 2.8             Legend.

(a)            All certificates or other instruments representing the Purchased Shares will bear the following legend:

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS, SUBJECT TO THE RIGHT OF THE COMPANY TO REQUEST AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE, INCLUDING WITHOUT LIMITATION, A LEGAL OPINION ISSUED BY A REPUTABLE INTERNATIONAL LAW FIRM REGARDING THE COMPLIANCE OF RULE 144 REQUIREMENTS IF SO REQUIRED BY THE TRANSFER AGENT OF THE COMPANY). ADDITIONALLY, THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING THE ORIGINAL ISSUE DATE. ANY ATTEMPT TO SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

(b)            Upon request of the applicable Holder and if the Company so requests at its own costs, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the relevant paragraph(s) of the legend to be removed from any certificate for any Purchased Shares.

Section 2.9             Termination of Registration Rights. The registration rights of a Holder under Article I hereof shall terminate with respect to such Holder upon the earlier of (i) the termination, liquidation, dissolution of the Company, (ii) when such Holder no longer holds any Registrable Securities; provided, however, that such rights shall not terminate before the first (1st) anniversary of the Effective Date, or (iii) when all of the shares of Registrable Securities beneficially owned or subject to Rule 144 aggregation by such Holder may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Section 2.10           Transfer of Registration Rights. Notwithstanding anything to the contrary in this Agreement, any rights of a Holder under Articles I to III may, subject to the Lock-Up Restrictions and the transfer restrictions set forth in Section 4.8, be transferred or assigned by such Holder only to any Person who acquires from such Holder the Registrable Securities representing 5% or more of the then issued and outstanding shares of the Company without the consent of the Company; provided, however, that (i) a prior written notice of such transfer or assignment is given to the Company, and (ii) such transferee or assignee agrees in writing to be bound by, and subject to, Articles I to III as a “Holder” pursuant to a joinder agreement substantially in the form attached hereto as Exhibit B.

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Section 2.11           No Senior Registration Rights to Third Parties. Without the prior written consent of the Holders holding at least sixty percent (60%) of the number of Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Agreement, or otherwise) relating to any Equity Securities of the Company which are superior to those granted to the Holders in this Agreement (as determined in good faith by the Board) unless the Company grants such superior registration right to the Holders as well.

Article III
Indemnification

Section 3.1             Indemnification by Company. To the extent permitted by applicable Law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Person’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

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Section 3.2             Indemnification by Holders. To the extent permitted by applicable Law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each Person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by the Purchasers and any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3             Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

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Section 3.4             Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount each Purchaser or any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Purchaser or Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Article IV
INVESTOR RIGHTS AND OBLIGATIONS

Section 4.1             Investor Nominees.

(a)            For so long as the Minimum Shareholding Requirement is satisfied, the Purchasers shall have the right, from time to time, to appoint one (1) director to the Board (the “Investor Director”), who shall be mainly responsible, for company strategies, capital management, strategic mergers and acquisitions and any other aspects of the business and affairs of the Group as may be discussed in good faith and agreed between the Purchasers and the Company from time to time, and who shall also be appointed as the observer of the Annual Budget and Financing Committee (the “Investor Observer”) which shall be set up (if and as required) in accordance with Section 4.1(g);

(b)            For so long as the Minimum Shareholding Requirement is satisfied, in the event of the death, disability, resignation or removal of any Investor Director, the Purchasers may designate another Person to replace such Investor Director and the Company shall cause such Person to fill such resulting vacancy (whereupon such Person(s) shall be deemed to be the “Investor Director” for purposes of this Agreement). The Person designated as the Investor Director shall be qualified under applicable Laws or listing rules to serve on the Board. If the Board (excluding the Investor Director), acting reasonably, unanimously determines that such Person designated as the Investor Director is not qualified under applicable Laws or listing rules to serve on the Board, the Purchasers shall be promptly informed of such decision of the Board in writing which should include sufficient details including the facts constituting the basis of such decision and the applicable Laws or listing rules, along with a legal opinion from the Company’s counsel, and unless the Purchasers dispute such decision (in which case the Purchaser shall be afforded an opportunity to present its case to the Board for it to reconsider), the Purchasers shall be required to designate another Person as the Investor Director.

(c)            The right to appoint an Investor Director shall be exercisable upon notice to the Company on behalf of the Purchasers, upon which the Company shall take, or cause to be taken, all necessary corporate and other actions in accordance with applicable Laws and the M&AA (which may include convening a meeting of the Board) to appoint such Investor Director to his/her position as promptly as possible and in any event within seven (7) Business Days. Upon appointment of any Investor Director, the Company shall as soon as practicable provide a certified true copy of the updated register of directors of the Company to the Purchasers, evidencing the appointment of the Investor Director.

(d)            The Company agrees that it shall obtain and provide at its sole expenses a director’s and officer’s liability insurance (“D&O Policies”) covering such Investor Director effective immediately upon their appointment and with the coverage, length, amount and other substantive policy terms equal to those D&O Policies provided to the current directors of the Company.

(e)            The Company agrees that from and after the date of appointment of any Investor Director, as the case may be, the Company shall provide the same level indemnification to the Investor Director as provided to the current directors of the Company. The Company shall on or prior to the date of appointment of any Investor Director enter into an indemnification agreement with such Investor Director, with substantially the same terms as the form indemnification agreement between the Company and its director filed as an exhibit in the Form 20-F of the Company filed on April 16, 2026 (or as amended).

(f)            The Company shall on or prior to the date of appointment of any Investor Director enter into an employment agreement with such Investor Director with substantially the same terms with the employment agreement between the Company and its directors with similar importance in effect as of appointment of such Investor Director.

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(g)            Annual Budget and Financing Committee

(i)            For so long as the Purchasers appoint the Investor Director to the Board pursuant to their rights under this Section 4.1 and upon such appointment, the Board shall set up and maintain an annual budget and financing committee of the Board (the “Annual Budget and Financing Committee”) which shall consist of (x) up to three (3) directors, including the Founder and an independent director as the Board may designate, and (y) one (1) Investor Observer, which is the Investor Director.

(ii)           The Annual Budget and Financing Committee, for so long as it is maintained by the Board as required under this Section 4.1(g), shall be responsible for: (A) reviewing and pre-approving the proposed annual budget for the next financial year and any material financing matter which would require the approval of the Board, (B) discussing such annual budget or financing matter with the management and the Board, and (C) recommending to the Board for approval with respect to the pre-approved annual budget or financing matter. The Investor Observer shall have the right to receive notice of, and review the same information and materials as are provided to the members of the Annual Budget and Financing Committee for, such meetings and to speak at such meetings, but shall not be entitled to vote. The Investor Observer shall be reimbursed for all reasonable expenses related to attending all meetings of the Annual Budget and Financing Committee.

Section 4.2             Reserved Matters.

(a)            To the extent permitted by the applicable Laws (including, among others, director’s fiduciary duty stipulated in the applicable Laws), and for so long as the Minimum Shareholding Requirement is satisfied, the Company shall not take or agree to take or resolve to take (and shall procure that the other Group Companies shall not take, as applicable) any of the following actions, without prior written consent of the Investor Director:

(i)            merger, division or dissolution of the Company or any of its Material Subsidiaries, or other change of form of the Company or any of its Material Subsidiaries;

(ii)           amending or changing the voting power and/or any other rights attached to the Equity Securities of the Company which are authorized but not issued, and/or issued and outstanding on or before the Effective Date;

(iii)          ceasing to conduct or carry on, or change, the major or substantial business of the Group as from time to time conducted;

(iv)          selling, exclusively licensing, transferring, creating any encumbrance over, mortgaging or otherwise disposing of (A) all or substantially all of the assets (including for the avoidance of doubt Equity Securities and intellectual property) of the Group, or (B) any material assets (including for the avoidance of doubt Equity Securities and intellectual property) of the Group (for the purposes of this Section 4.2(a)(iv), “material” means the subject asset value is more than thirty percent (30%) of the total asset value of the Group on a consolidated basis);

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(v)           making any investment for an amount in excess of RMB300 million in any financial year of the Company, unless contemplated under the duly approved annual budget of the Company for the same financial year (for the purposes of this Section 4.2(a)(v), “duly approved annual budget of the Company” shall mean such annual budget of the Company as is duly pre-approved by the Annual Budget and Financing Committee (to the extent that the Annual Budget and Financing Committee has been established before the finalization of such annual budget plan) and approved by the Board);

(vi)          issuance of any Equity Securities of the Company in any financial year of the Company, individually or in the aggregate, representing five percent (5%) or more of the total issued and outstanding shares of the Company (including all of the issued and outstanding ordinary shares and preferred shares of the Company on an as-converted basis) as at the first (1st) calendar date of that financial year; provided, however, the issuance of any Equity Securities pursuant to the Company Stock Plans or any other equity incentive plans duly approved by the Board or upon the conversion of Company Convertible Bonds is not subject to this Section 4.2(a)(vi);

(vii)         issuance of any Equity Securities of the Company (other than the Class A Ordinary Shares) to the Founder or any of the Founder’s controlled entities or Family Members; for the avoidance of doubt, the issuance of any Class A Ordinary Shares, or any Equity Securities according to the terms of any agreement or arrangement in connection with or for the purpose of the refinancing of the 2026 Convertible Notes, to the Founder or any of the Founder’s controlled entities or Family Members shall remain subject to Section 4.2(a)(vi);

(viii)        any share subdivision of the Equity Securities of the Company or any distribution of dividends; provided, however, that the following circumstances are not subject to this Section 4.2(a)(viii): (A) where all holders of the Ordinary Shares are entitled to participate and would benefit on a pro-rata basis, (B) any distribution of dividends made in accordance with the terms on which the preferred shares of the Company are subscribed for, and/or (C) any share subdivision of the preferred shares of the Company which does not and would not reasonably be expected to unfairly dilute the shareholding percentages (calculated on an as converted and fully-diluted basis) of the holders of the Ordinary Shares;

(ix)          amendment of the M&AA that, if adopted, will restrict, inhibit or terminate the rights, powers, preferences or privileges enjoyed by either Purchaser in accordance with this Agreement and other Transaction Documents;

(x)            initiating proceedings for any bankruptcy, liquidation or dissolution of the Company or any of its Material Subsidiaries; and

(xi)          authorizing, or agreeing, committing or attempting to do, any of the foregoing;

provided that the Subsequent Issuance and the relevant matters for the sole purpose of the Subsequent Issuance shall not be subject to this Section 4.2(a) for so long as such Subsequent Issuance is made in accordance and compliance with Section 4.7(c).

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(b)            Notwithstanding anything to the contrary, (i) for as long as the Daily VWAP equals or exceeds 200% of the Per ADS Price for at least 20 Trading Days within 30 consecutive Trading Days, the issuance of any Equity Securities of the Company during the Initial Restriction Term, representing less than ten percent (10%) individually or less than twenty percent (20%) in the aggregate of the total issued and outstanding shares of the Company (including all of the issued and outstanding ordinary shares and preferred shares of the Company on an as-converted basis) in each case as determined as at the first (1st) calendar date of the Initial Restriction Term, shall not be subject to the Section 4.2(a); and (ii) for as long as the Daily VWAP equals or exceeds 250% of the Per ADS Price for at least 20 Trading Days within 30 consecutive Trading Days, the issuance of any Equity Securities of the Company during the Extended Restriction Term, representing less than eight percent (8%) individually or less than fifteen percent (15%) in the aggregate of the total issued and outstanding shares of the Company (including all of the issued and outstanding ordinary shares and preferred shares of the Company on an as-converted basis) in each case as determined as at the first (1st) calendar date of the Extended Restriction Term, shall not be subject to the Section 4.2(a).

(c)            If the Company reasonably determines that issuance of certain Equity Securities of the Company (including issuance of certain Class B Ordinary Shares of the Company to the Founder or his Affiliates) is necessary or advisable for a Public Listing (including to satisfy the minimum shareholding requirement for WVR (as defined under Hong Kong Listing Rules) holders under the applicable Hong Kong Listing Rules), the parties hereto shall discuss in good faith on the terms and conditions of such issuance.

(d)            The Company shall not effect any voluntary deregistration in respect of the Purchased Shares under the Exchange Act or any voluntary delisting with the NASDAQ in respect of the ADSs. If the Company’s ADSs cease to be listed for trading on the NASDAQ, the Company shall use its best efforts to procure that the Class A Ordinary Shares be listed for trading on another reputable international securities exchange as promptly as practicable and shall take any and all actions as may be required to achieve the foregoing. If requested by the Purchasers, the Company shall cooperate with the Purchasers to renegotiate applicable terms of, and agree to appropriate changes or amendments to, this Agreement or the other Transaction Documents with a view to facilitating the consummation of such re-listing and procuring that the Purchasers remain in substantially the same economic position following such re-listing as they are prior to such re-listing, taking into account any requirements of the applicable securities exchange or other Governmental Authorities of applicable jurisdiction.

Section 4.3             Information Rights.

(a)            For so long as the Minimum Shareholding Requirement is satisfied, the Company shall:

(i)            provide the Purchasers (which shall be represented by the Investor Director or such other representatives as the Purchasers may from time to time designate, provided that the Purchasers shall notify the Company in advance of their choice of such representatives) with:

(A)            the right to visit and inspect any of the offices and properties of the Company and the other Group Companies and inspect the books, records, accounts and other financial information of the Company and the other Group Companies, in each case upon reasonable notice and at such reasonable times and as often as the Purchasers may reasonably request; notwithstanding anything to the contrary herein, the parties hereto hereby agree and acknowledge that this Section 4.3(a)(i)(A) shall continue to apply so long as the Purchasers hold such amount of Class A Ordinary Shares (including such Class A Ordinary Shares held in the form of ADSs) that represents no less than ten percent (10%) of the total issued and outstanding shares of the Company (including all of the issued and outstanding ordinary shares and preferred shares of the Company on an as-converted basis), for the avoidance of doubt regardless of whether the Purchasers continue to satisfy the Minimum Shareholding Requirement, but solely for the Purchasers’ tax, accounting or audit purposes or for the Purchasers to otherwise comply with applicable Laws;

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(B)            as soon as available and in any event within 90 days after the end of each of the first three (3) quarters of each fiscal year of the Company, any consolidated unaudited balance sheets of the Group and consolidated unaudited statements of income and cash flows of the Group for the period then ended, prepared in conformity with generally accepted accounting principles in the applicable jurisdiction applied on a consistent basis, except as otherwise noted therein; provided that such balance sheets, statements of income and cash flows shall be deemed to have been provided to the Purchasers if they are filed with, or furnished by the Company or any other Group Company to, the SEC pursuant to Section 13 or 15(d) of the Exchange Act or otherwise;

(C)            as soon as available and in any event within 120 days after the end of each fiscal year of the Company, any consolidated audited balance sheet of the Group as of the end of such year, and any consolidated audited statements of income and cash flows of the Group for the year then ended, prepared in conformity with generally accepted accounting principles in the applicable jurisdiction, applied on a consistent basis, except as otherwise noted therein; and

(D)            to the extent the Company or any other Group Company is required by Law or pursuant to the terms of any outstanding Financial Indebtedness of the Company or such Group Company to prepare such reports, any annual reports, quarterly reports and other periodic reports, pursuant to Section 13 or 15(d) of the Exchange Act or otherwise, actually prepared by the Company or such Group Company as soon as available, provided that any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available as of such date shall be deemed to have been provided to the Purchasers;

(ii)           make appropriate officers and directors of the Company, and the other Group Companies, available periodically and at such times as reasonably requested by the Purchasers, but not more frequently than once per calendar quarter, for consultation with the Purchasers (which shall be represented by the Investor Director or such other representatives as the Purchasers may from time to time designate, provided that the Purchasers shall notify the Company in advance of their choice of such representatives) with respect to matters relating to the business and affairs of the Company and the other Group Companies;

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(iii)          to the extent consistent with applicable Law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities Law filings or otherwise), provide other information that might be requested by the Purchasers from time to time and information in advance with respect to any significant corporate transactions and the right to consult with the Company and the other Group Companies with respect to such transactions; and

(iv)          provide the Purchasers with sufficient information relating to material transactions of the Company on a timely basis for the Purchasers to analyze such transactions and assist the Company to achieve to its commercial objectives; provided, however, that (A) the Company shall not be required to provide information with respect to a transaction unless such transaction is reasonably expected to require approval by the Board prior to its consummation, (B) the Company shall only be required to provide information with respect to such transaction if members of the Board is reasonably expected to receive such information, and (C) the Company shall have no obligation to provide information pursuant to the foregoing in the event that the Purchasers inform the Company at any time that the Purchasers elect not to receive information hereunder.

(b)            The Company further agrees to consider, in good faith, the recommendations of the Purchasers (which shall be represented by the Investor Director or such other representatives as the Purchasers may from time to time designate, provided that the Purchasers shall notify the Company in advance of their choice of such representatives) in connection with the matters on which they are consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c)            Notwithstanding anything to the contrary in this Agreement, the Company shall be under no obligation under this Section 4.3 to provide any Purchaser with any material non-public information with respect to the Company, and any Purchaser to whom such non-public information, if any, has been provided by the Company shall keep such information confidential.

(d)            Notwithstanding anything to the contrary herein, this Section 4.3 shall be without prejudice and shall not limit the rights of the Purchasers set forth elsewhere in this Agreement, including under Section 4.1 and Section 4.2.

Section 4.4             Pre-emptive Rights.

(a)            General.

(i)            For so long as the Minimum Shareholding Requirement is satisfied, in the event that the Company proposes to sell, offer or issue any New Securities, each Purchaser (each, a “Pre-emptive Right Holder”) shall have a right to subscribe up to its Pro Rata Share of such New Securities to be sold, offered or issued by the Company. A Purchaser’s “Pro Rata Share” shall, for the purpose of this Section 4.4, be a fraction, the numerator of which shall be the number of Ordinary Shares held by such Pre-emptive Right Holder, and the denominator of which shall be the total number of Ordinary Shares held by all holders of Equity Securities of the Company (in each case calculated on an as-converted basis) immediately prior to the issuance of such New Securities giving rise to the pre-emptive rights provided herein.

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(ii)           The New Securities proposed to be sold, offered or issued by the Company pursuant to this Section 4.4 shall be hereinafter referred to as “Pre-emptive Securities.”

(b)            Procedures.

(i)            If the Company proposes to undertake an issuance of Pre-emptive Securities after the Closing Date, the Company shall give each Pre-emptive Right Holder written notice (an “Issuance Notice”) of such intention prior to such proposed issuance, which notice shall include:

(A)            the type and class or series of Pre-emptive Securities;

(B)             the number of such Pre-emptive Securities to be issued;

(C)            the per share price of such Pre-emptive Securities;

(D)             if applicable, such Pre-emptive Right Holder’s Pro Rata Share of such Pre-emptive Securities as determined pursuant to Section 4.4(a)(i);

(E)             if applicable, the identity of the prospective transferee; and

(F)            the other material terms and conditions upon which the Company proposes to issue such Pre-emptive Securities.

(ii)           Each Pre-emptive Right Holder shall have the right (the “Pre-emptive Right”) to subscribe up to such Pre-emptive Right Holder’s Pro Rata Share of such Pre-emptive Securities as determined pursuant to Section 4.4(a)(i) at the price per share and upon the other terms and conditions specified in the Issuance Notice and shall have ten (10) Business Days after the Issuance Notice is received (the “Pre-emptive Period”) to exercise its Pre-emptive Right by giving written notice (a “Pre-emptive Acceptance Notice”) to the Company and stating therein the quantity of Pre-emptive Securities to be subscribed.

(iii)          If, at the expiration date of the Pre-emptive Period, any Pre-emptive Right Holder has not exercised its Pre-emptive Right by giving a Pre-emptive Acceptance Notice to the Company, such holder shall be deemed to have waived all of its rights under this Section 4.4 with respect to, and only with respect to, the proposed issuance specified in such Issuance Notice.

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(iv)          In the event that any Pre-emptive Right Holder delivers a Pre-emptive Acceptance Notice during the Pre-emptive Period, then the closing of such issuance of Pre-emptive Securities shall take place within fifteen (15) Business Days after the later to occur of (A) the expiry of the Pre-emptive Period, and (B) the receipt of all regulatory approvals required for such issuance. Upon such closing, the Company shall (1) allot and issue the applicable Pre-emptive Securities to each Pre-emptive Right Holder exercising the Pre-emptive Rights pursuant to this Section 4.4, (2) if applicable, enter each such Pre-emptive Right Holder’s name in the register of members to reflect it as the owner of such Pre-emptive Securities (and within one (1) Business Day thereafter deliver a certified true copy thereof to such Pre-emptive Right Holder), and (3) if such Pre-emptive Securities are represented by certificates, issue and deliver certificates representing such Pre-emptive Securities to such Pre-emptive Right Holder, in each case against payment by such Pre-emptive Right Holder of the subscription price for such Pre-emptive Securities in accordance with the terms and conditions specified in the Issuance Notice.

(c)            For a period of 120 days after the expiry of the Pre-emptive Period (inclusive), the Company may sell any Pre-emptive Securities with respect to which the Pre-emptive Rights of Pre-emptive Right Holders under this Section 4.4 were not exercised, at the same price per share and upon terms and conditions not less favorable to the Company than those specified in the Issuance Notice. If the Company has not sold such Pre-emptive Securities within such 120-day period, the Company shall not thereafter sell, offer or issue any Pre-emptive Securities, without first again offering such Pre-emptive Securities to the Pre-emptive Right Holders in the manner provided in Section 4.4(b).

(d)            In the event that the Company proposes to sell, offer or issue any Equity Securities in a public offering of the Company approved by the Board, the Company shall (i) give reasonable prior notice to the Purchasers of such proposed public offering, (ii) consult with the Purchasers in good faith as to the expected terms, including size and pricing, of such public offering, and (iii) use commercially reasonable efforts to procure that, subject to the relevant Purchaser’s compliance with applicable Laws, each Purchaser shall have the right to participate in such public offering and to acquire its Pro Rata Share of the Equity Securities offered by the Company in such offering.

Section 4.5             Right of Participation.

(a)            Notwithstanding anything to the contrary in this Agreement, to the extent permitted by the applicable Laws and subject to the approval of any Governmental Authority, and for so long as the Minimum Shareholding Requirement is satisfied, if any Group Company proposes to undertake an initial public offering or listing of its Equity Securities in Hong Kong, PRC or other jurisdictions (the “ListCo” and such proposed offering or listing, the “Public Listing”) in which case the Company shall as soon as practicable notify the Purchasers, each Purchaser shall have the right, but not the obligation, to, from time to time, exchange any or all of its Purchased Shares for such Equity Securities of the ListCo (an “Investors Participation”). The Company shall, and shall procure the ListCo and other relevant Group Companies to, (A) provide, in a timely manner, such information and documentation as either Purchaser may from time to time reasonably request in connection with the Public Listing, and (B) if a Purchaser elects to participate by Investors Participation, reasonably update such Purchaser on the progress and status of the Public Listing, in each case, to the extent permitted by applicable Laws and listing rules.

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(b)            The Purchasers and the Company (and the Company shall procure that the ListCo) shall negotiate in good faith the terms and conditions of the Investors Participation which, if applicable, shall be no less favorable than those terms and conditions offered or granted to any other shareholders of the Company who is entitled to the same or similar right to Investors Participation, taking into account then fair market value of the Company and the ListCo (which shall be determined in good faith by the Purchasers and the Company, including by applying generally accepted valuation methodologies and assumptions, with reference to such valuation methodologies and assumptions accepted for a company of comparable size and in a comparable industry and other principles or practices consistent with those customarily apply in the same or similar context), the tax implications (it being understood that the Investors Participation shall, to the largest extent permitted by applicable laws, be structured in a tax efficient manner in the benefit of the Purchasers, the Company and the ListCo) and other aspects (including without limitation the requirements under the applicable Laws, and the necessary approval of any Governmental Authority). The Company shall and shall procure that the ListCo shall cooperate with the Purchasers with respect to, and to procure, the Investors Participation if elected by a Purchaser, to the extent permitted by the applicable Laws and subject to the approval of any Governmental Authority.

Section 4.6             Termination of Purchasers’ Rights. The Purchasers’ rights under this Article IV shall be terminated immediately and permanently upon the Purchasers ceasing to satisfy the Minimum Shareholding Requirement and shall forthwith become null, void and unrestorable, regardless whether the Minimum Shareholding Requirement becomes satisfied thereafter. Unless otherwise agreed by the Board (excluding the consent of the Investor Director), the Purchasers shall procure the Investor Director to resign as soon as practicable upon the Purchasers ceasing to satisfy the Minimum Shareholding Requirement.

Section 4.7             Transfer Restrictions.

(a)            Subject to Section 4.7(b), each Purchaser hereby agrees that it shall not Transfer any of its applicable Relevant Shares to any Person during the Initial Restriction Term and Extended Restriction Term (if applicable), except with the prior written approval of the Company.

(b)            Notwithstanding the foregoing, in accordance with applicable Laws, each Purchaser may, during the Initial Restriction Term and Extended Restriction Term (if applicable), Transfer any or all of its applicable Relevant Shares (A) to any Permitted Transferee but only if such Permitted Transferee agrees in writing to be bound by Section 4.7; (B) subject to Section 4.7(c) below, to any Person as collateral for or in connection with any security given in a Bona Fide Financing or in the enforcement thereof; and (C) in connection with the Investors Participation; provided that under the forgoing mentioned (A), (x) the Purchasers shall provide the Company with a written notice in advance and (y) the relevant Permitted Transferee shall deliver to the Company in advance a duly signed joinder a joinder agreement substantially in the form attached hereto as Exhibit B.

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(c)            In the event that any or all of the Relevant Shares have been Transferred to any Person as collateral for or in connection with any security (the “Security”) given in a Bona Fide Financing and the lenders seek to enforce such Security during the Initial Restriction Term and Extended Restriction Term (if applicable), the Purchaser(s) that hold such Relevant Shares shall promptly give the Company and the Founder Parties written notice of the potential enforcement of such Security. If the Founder Parties have not elected to exercise their right as set forth in Section 2.7 of the Voting Agreement, upon the enforcement of the relevant Security , the Company shall, and the Purchasers shall take all necessary actions in its capacity as a shareholder of the Company and procure the Investor Director to take all necessary actions in his or her capacity as a director of the Company, subject to applicable Law, to support and approve the Company to, issue once certain Equity Securities of the Company to any of the Founder Parties or their Affiliates, or any other Person designated by the Founder Parties (the “Subsequent Issuance”) so as to ensure that the enforcement of the Security would not result in a Company Default; provided that, for so long as the Minimum Shareholding Requirement is satisfied immediately after the enforcement of the relevant Security, (x) the Company shall discuss with the Purchasers in good faith in advance the proposed terms of such Subsequent Issuance and shall, where requested by the Purchasers, provide the Purchasers with drafts of all documents prepared for and in connection with the Subsequent Issuance to allow the Purchasers and/or its Affiliates to comment and the Company shall consider reasonable comments received from the Purchasers and/or its Affiliates before finalizing such drafts (for the avoidance of doubt, the ultimate discretion with respect to the Subsequent Issuance shall be retained by the Company acting reasonably); and (y) in the event any such Subsequent Issuance involves any issuance of ordinary shares of the Company without super-voting power, such issuance shall not result in any dilution of the economic rights of the Purchasers with respect to the shares of the Company held by such Purchasers immediately after the enforcement of the relevant Security.

Section 4.8             No Transfer to Company Competitors. Without the Company’s prior written consent, each of the Purchasers shall not Transfer any or all of the Purchased Shares or any Equity Securities of the Company it holds to any Company Competitors; provided that this Section 4.8 shall not apply to (i) any Transfer in an on-market transaction, through a public securities exchange, through a broker-dealer or otherwise in a similar transaction (including a sale to the public market through an effective registration statement of the Company or a bona fide sale to the public market without registration effectuated in the broker’s transactions pursuant to Rule 144 under the Securities Act), or (ii) any Transfer where (A) such Purchaser has used commercially reasonable efforts to verify that neither such proposed transferee nor its ultimate beneficial owner(s) is a Company Competitor, and (B) the proposed transferee has provided sufficient representations and warranties that neither itself nor its ultimate beneficial owner(s) is a Company Competitor, with the Company as a third party beneficiary to those representations and warranties, and has agreed that it will comply with this Section 4.8 in the share transfer agreement or other similar or related agreement, a copy of which shall be provided to the Company (provided that the Company shall agree to be bound by such confidentiality provisions as may be required thereunder).

Section 4.9             Non-competition. Until the earlier of (x) the Minimum Shareholding Requirement ceasing to be satisfied and (y) the expiration or termination of the Initial Restriction Term and Extended Restriction Term, the Purchasers shall not, and shall direct their entities controlled by Lochpine Capital Limited not to, (i) operate as a principal any business in the PRC in direct competition with that carried out by the Group (taken as a whole), and shall not, as part of the operation of such competing business, develop or market any key products or services that compete with those of the Group, (ii) has any substantial financial interest in any Company Competitor; for the purposes of this item (ii), no ownership of less than 25% of the equity or economic interest in such Company Competitor without significant control shall be considered a substantial financial interest, (iii) use any confidential information received by it as a result of its investment in the Company to solicit or induce any key customer of the Group (taken as a whole) to purchase goods or services from a business owned or operated by it in competition with and to the detriment of the Group, or (iv) employ any executive officer of the Group except for anyone who (x) has made an unsolicited approach to the Purchasers or any of its Affiliates; or (y) responded to a recruitment advertisement not specifically targeted at such person.

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Section 4.10           Additional Agreement. The Purchasers shall take necessary actions to support the stability of Control and governance structure of the Company. The Company shall use commercially reasonable efforts to support the Purchasers and its Affiliates in advancing the computing-power-electricity coordination strategy and to assist the Purchasers in consolidating their professional know-how in the AIDC sector. Subject to compliance with applicable laws and further discussion in good faith, the parties hereto intend to cooperate on the basis of mutual trust to achieve mutual benefit and win-win outcomes.

Article V
Miscellaneous

Section 5.1             Governing Law; Jurisdiction.

(a)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b)            Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 5.1(b) (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one (1) Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one (1) Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 5.2             Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Company and the Purchasers.

Section 5.3             Effective Date; Termination. Article V of this Agreement shall take effect as of the date hereof upon execution and delivery of this Agreement by the parties hereto, and the other provisions of this Agreement shall take effect on the date when the Closing occurs (the “Effective Date”) without any further action required of any party. Upon the effectiveness of this Agreement, it shall inure to the benefit of, and be binding upon, the Purchasers, the Company, and their respective heirs, successors and permitted assigns. In the event the Share Purchase Agreement is terminated in accordance with the terms thereunder, this Agreement shall automatically terminate upon the termination of the Share Purchase Agreement.

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Section 5.4             Assignment.

(a)            Except as provided in Section 2.10 and Section 5.4(b), neither this Agreement nor any of the rights, duties or obligations hereunder shall be assigned by one party hereto, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that the Purchasers may provide any such consent on behalf of any of its transferees or assignees pursuant to Section 5.4(b).

(b)            Any rights of a Purchaser under this Agreement may be transferred or assigned (but only with all related obligations) by such Purchaser to any of its Permitted Transferees in connection with a transfer of the relevant Equity Securities to such Permitted Transferees by such Purchaser without the consent of the Company; provided, however, that (i) a prior written notice of such transfer or assignment is given to the Company, and (ii) such transferee or assignee agrees in writing to be bound by, and subject to, this Agreement as a “Purchaser” pursuant to a joinder agreement in the form attached hereto as Exhibit B. For the avoidance of doubt, any transfer or assignment of the registration rights granted under Articles I to III hereof by a Purchaser to any of its Permitted Transferees in accordance with this Section 5.4(b) shall apply in respect of the relevant Registrable Securities only.

(c)            Each of the Purchasers agrees not to circumvent or otherwise to avoid the restrictions set forth in Sections 5.4(a) and (b) or intent set forth therein, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer of any Equity Securities of any such Person, or otherwise.

Section 5.5             Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party hereto to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, when sent if sent by e-mails, on the next Business Day following delivery to properly addressed or on the day of attempted delivery internationally recognized courier with postage paid and properly addressed as follows:

(a)            If to the Company, to it at:

VNET Group, Inc.
Guanjie Building, Southeast 1st Floor
10# Jiuxianqiao East Road
Chaoyang District, Beijing, 100016
Attention: Sheng Chen
Email: josh.chen@vnet.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell

Hong Kong Club Building

3A Chater Road

Central, Hong Kong SAR

Attention: James Lin

Email: james.lin@davispolk.com

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(b)            If to the Purchasers, to them at:

11/F, LKF29, No.29 Wyndham Street, Central, Hong Kong

Attention: Lawrence Xia

Email: lawrence.xia@lochpine.com; wilson.lo@lochpine.com

with a copy (which shall not constitute notice) to:

Baker & McKenzie

14th Floor, One Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong

Attention: Ouyang Dan; Howard Wu

Email: dan.ouyang@bakermckenzie.com;

howard.wu@bakermckenzie.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

Section 5.6             Entire Agreement. This Agreement, including the Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 5.7             Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.8             Expenses. Except as provided in Section 2.1, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.9             Interpretation. The rules of interpretation set forth in Section 6.2 of the Deed shall apply to this Agreement, mutatis mutandis.

Section 5.10           Further Assurances. From time to time following the Effective Date, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

Section 5.11           Conflicting Agreements. The Company agrees that it shall not (a) enter into any agreement or arrangement with any Person with respect to any Equity Securities for the purpose or with the effect of denying the rights of the Purchasers under this Agreement or (b) act, for any reason, as a member of a group or in concert with any other Person in connection with the voting of its Equity Securities in any manner for the purpose or with the effect of denying the rights of the Purchasers under this Agreement.

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Section 5.12           Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the venue described in Section 5.1 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Purchasers would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with Section 5.1 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.13           Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.14           Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 5.15           Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided that the Purchasers may execute such waivers on behalf of any of its transferees or assignees pursuant to Section 5.4(b).

Section 5.1             Purchasers’ Representations and Warranties. The Purchasers hereby represent and warrant to the Company as of the date hereof and as of the Effective Date:

(a)            Each Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)            Each Purchaser has full power and authority to enter into, execute and deliver this Agreement and other Transaction Documents to which it is a party and each agreement, certificate, document and instrument to be executed and delivered by each Purchaser pursuant to this Agreement and other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by each Purchaser of this Agreement and any other Transaction Documents to which it is a party, and the performance by such Purchaser of its obligations hereunder and thereunder, have been duly authorized by all requisite actions on its part.

(c)            This Agreement together with the other Transaction Documents to which each Purchaser is a party have been duly executed and delivered by such Purchaser and assuming due authorization, execution and delivery hereof and thereof by the other parties thereto, upon execution by such Purchaser, shall constitute, the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with its and their terms.

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(d)            Neither the execution and the delivery of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of any Purchaser; (ii) violate any Law or Judgment applicable to any Purchaser; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify or cancel, any agreement, contract, lease, license, instrument or other arrangement to which any Purchaser is a party or by which any Purchaser is bound or to which any of any Purchaser’s assets are subject. There is no action, suit or proceeding pending or, to such Purchaser’s best knowledge, threatened against such Purchaser that questions the validity of this Agreement or the right of such Investor to enter into this Agreement or to consummate the transactions contemplated hereby.

(e)            Neither the execution and delivery by any Purchaser of this Agreement or any other Transaction Documents, nor the consummation by any Purchaser of any of the transactions contemplated hereby or thereby, nor the performance by such Purchaser of this Agreement or any other Transaction Documents in accordance with their respective terms requires the consent, approval, order or authorization of, registration with or the giving of notice to, any Governmental Authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Effective Date.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VNET GROUP, INC.

By:	/s/ Sheng Chen
Name: Sheng Chen
Title: Executive Chairperson and Interim ChiefExecutive Officer

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

PJ Millennium I Limited

By:	/s/ WANG Hongbo
Name: WANG Hongbo
Title: Director

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

PJ Millennium II Limited

By:	/s/ WANG Hongbo
Name: WANG Hongbo
Title: Director

[Signature Page to Investor Rights Agreement]

Exhibit A

DEFINED TERMS

1.            The following capitalized terms have the meanings indicated:

“2026 Convertible Notes” means the convertible senior notes issued by the Company in the aggregate principal amount of US$600,000,000 pursuant to the 2026 Indenture.

“2026 Indenture” means the indenture dated January 26, 2021 by and between the Company and Citicorp International Limited, as trustee. “ADSs” means American depository shares of the Company, each representing six (or such other number as applicable at the relevant time) Class A Ordinary Shares.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that the Company and the other Group Companies shall not be deemed to be Affiliates of any Purchaser or any of an Purchaser’s Affiliates. .

“Board” means the Board of Directors of the Company.

“Bona Fide Financing” means indebtedness for borrowed money or similar financing incurred by the Purchasers or their respective Affiliates with or from a bona fide third party that is negotiated at an arms’-length basis, including but not limited to in the form of loans or repurchase transactions, and which may or may not be secured.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the State of New York, PRC, Hong Kong or the Cayman Islands are authorized or required by Law to be closed.

“Change of Control” shall have the same meaning as assigned to such term in the Deed.

“Class A Ordinary Share” means the Class A ordinary shares of the Company, with a par value of US$0.00001 each.

“Closing” shall have the same meaning as assigned to such term in the Share Purchase Agreement.

“Closing Date” shall have the same meaning as assigned to such term in the Share Purchase Agreement.

“Company Competitors” means any person identified on Schedule 1 hereto, their respective Controlling persons whose primary business is operations in the internet data center service market in the PRC and competes with that of the Company, as well as the respective Subsidiaries of the persons identified on Schedule 1. Schedule 1 hereto may be updated by the Company, acting reasonably, and following good faith discussions with the Purchasers, no more than once per year within two (2) months from each anniversary of the date hereof; provided that (x) any new Person added to Schedule 1 hereto shall be at the time of such update one of the eleven (11) largest (by either sales or assets) operators in the internet data center service market in the PRC; and (y) the number of Persons identified on Schedule 1 hereto shall not include more than eleven (11) Company Competitors.

“Company Convertible Bonds” means collectively the “2025 Convertible Notes”, “2026 Convertible Notes”, “2027 Convertible Notes” and “2030 Convertible Notes”, in each case as defined in the Form 20-F of the Company filed on April 16, 2026.

“Company Default” means a change, circumstance or event that (i) would accelerate the Company’s debt repayment obligations or (ii) would result in early redemption of the Company’s securities or additional or contingent payment or borrowing obligation, in cash or securities, under the Company’s contracts or for the purposes of obtaining a consent or waiver from the counterparty thereof.

“Company Stock Plans” means the Company’s (i) 2010 Share Incentive Plan, as amended on July 6, 2012, (ii) 2014 Share Incentive Plan, as amended on December 22, 2017, and (iii) 2020 Share Incentive Plan, as amended on January 10, 2024.

“Control” or “control” (including, with its correlative meanings, “controlled by” and “under common control with”) of a given Person shall mean the possession, directly or indirectly, of the power or authority, whether exercised or not, to direct or cause the direction of the business, management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors (or analogous governing body) of such Person.

“Daily VWAP” shall mean on any given Trading Day, the consolidated volume weighted average price per ADS as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such ADSs (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period for the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or if such volume-weighted average price is unavailable, the closing price of one ADS of such ADSs on such Trading Day (the “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours).

“Deposit Agreement” means the Deposit Agreement among the Company, the Depositary and such other parties thereto, as may be amended and/or restated from time to time.

“Depositary” means Citibank, N.A. as depositary (or such other depositary bank with which the Company may enter into any depositary or similar agreement in connection with its ADS program).

“Equity Securities” means, with respect to any Person, any shares or other voting or equity securities of such Person, securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for such shares or securities, and any rights, options or warrants to acquire such shares or securities. For the avoidance of doubt, Equity Securities of the Company shall include Ordinary Shares, ADSs, depositary receipts or similar instruments issued in respect of Ordinary Shares, any Company Convertible Bonds and any other Equity Securities issued by the Company in the future.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Extended Restriction Term” means “Extended Voting Term” as defined in the Voting Agreement.

“Family Members” means, with respect to any individual, such individual’s spouse, lineal descendant (including by adoption), sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary, and any trust that is for the exclusive benefit of such individual or any of the foregoing.

“Financial Indebtedness” means any indebtedness in respect of:

(i)             moneys borrowed;

(ii)            any amount raised by acceptance under any acceptance credit facility;

(iii)           any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(iv)           any amount payable upon the redemption or repurchase (howsoever characterized) of any Equity Securities of the Group that (A) has a redemption right, put right or similar right, or (B) is accounted for as a liability in the financial statements of the Group;

(v)            the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the applicable accounting standards, be treated as a finance or capital lease;

(vi)           receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(vii)          any amount raised under any other financing transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(viii)         any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution other than guarantees provided in the usual and ordinary course of business; and

(ix)            the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (viii) above of this definition,

and when calculating Financial Indebtedness, no liability shall be taken into account more than once.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form F-3” or “Form S-3” means such respective form of registration statement under the Securities Act (including Form S-3 or Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Founder” means Mr. CHEN Sheng, the founder and an executive director of the Company and the chairman of the Board.

“Founder Parties” means, collectively, (1) Founder, (2) Personal Group Limited, a British Virgin Islands company, (3) Fast Horse Technology Limited, a British Virgin Islands company, (4) Sunrise Corporate Holding Ltd., a British Virgin Islands company, (5) GenTao Capital Limited, a British Virgin Islands company, (6) Zentribe Capital (BVI) Limited , and (7) Beacon Capital Group Inc., and a “Founder Party” means any of them.

“Governmental Authority” means any transnational or supranational, domestic or foreign federal, national, state, provincial, local or municipal governmental, regulatory, judicial or administrative authority, department, court, arbitral body (public or private), agency or official, including any department, commission, board, agency, bureau, subdivision or instrumentality thereof or any stock exchange or other self-regulatory organization; and any entity or enterprise owned or controlled by a government.

“Group Company” means each of the Company and its current and future Subsidiaries and consolidated affiliated entities, and the “Group” refers to all the Group Companies collectively.

“Holder” means (i) any Purchaser holding Registrable Securities and/or (ii) any Person who acquires from such Purchaser the Registrable Securities representing 5% or more of the then issued and outstanding shares of the Company, including for the avoidance of doubt in connection with the enforcement of a Bona Fide Financing.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Hong Kong Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time.

“Initial Restriction Term” means the period starting from the Closing Date and ending on the second (2nd) anniversary of the Closing Date.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended.

“Lock-Up Restrictions” means the transfer restrictions set forth in Section 4.7.

“M&AA” means the Fifth Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution passed on March 31, 2011 and effective on April 27, 2011 and amended by ordinary resolutions dated May 29, 2014 and January 9, 2024 (and as further amended, restated, supplemented or otherwise modified from time to time).

“Material Subsidiaries” means such Subsidiaries that are from time to time considered as “significant subsidiaries” of the Company under Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Minimum Shareholding” means a number of Class A Ordinary Shares equivalent to the Relevant Shares.

“Minimum Shareholding Requirement” means that the Purchasers in the aggregate continue to beneficially own Equity Securities that (on an as-converted basis) represent a number of Class A Ordinary Shares (including such Class A Ordinary Shares held in the form of ADSs) that is no less than the Minimum Shareholding.

“NASDAQ” means the NASDAQ Global Select Market.

“New Securities” means the Equity Securities of the Company, excluding:

(i)             any of the options, restricted shares, restricted share units and or other securities to purchase any Class A Ordinary Shares issued from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group pursuant to the Company Stock Plans and any other equity incentive plans of the Company duly approved by the Board from time to time and any Class A Ordinary Shares issuable upon exercise or conversion of the foregoing options, restricted shares, restricted share units and or other securities;

(ii)            any Class A Ordinary Shares issued upon conversion of any Company Convertible Bonds

(iii)           any Class A Ordinary Shares and/or any preferred shares of the Company issued upon conversion of any preferred shares, or any convertible or exchangeable notes or bonds of the Company; provided that the issuance of such preferred shares, or such convertible or exchangeable notes or bonds of the Company has been approved by the Board and the Investor Director in accordance with Section 4.2(a)(vi) (if applicable);

(iv)           any Equity Securities issued pursuant to a public offering of the Company approved by the Board;

(v)            any Equity Securities issued in connection with a bona fide business acquisition by any Group Company to the counterparty to such business acquisition, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise, that have been approved by the Board;

(vi)           any Equity Securities issued in connection with any share dividend or any share subdivision of Ordinary Shares or other similar event as approved by the Board pursuant to the M&AA and the other organizational documents of the Company in which all holders of Equity Securities of the Company are entitled to participate on a pro rata basis;

(vii)          any Equity Securities issued as permitted under Section 4.2(a)(vi) or Section 4.2(b) without requiring the prior consent of the Investor Director; and

(viii)         any Equity Securities issued in the Subsequent Issuance, for so long as such Subsequent Issuance is made in accordance and compliance with Section 4.7(c).

“Ordinary Shares” mean the Class A Ordinary Shares, Class B ordinary shares, Class C ordinary shares and Class D ordinary shares of the Company, with a par value of US$0.0001 each.

“Per ADS Price” means US$1.4486 per ADS.

“Permitted Transferee” means, with respect to each Purchaser, (i) any Affiliate of such Purchaser; and (ii) any successor entity of such Purchaser or any of the foregoing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“PRC” means the People’s Republic of China, but solely for the purpose of this Agreement and the other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, such Class A Ordinary Shares owned by any Holder that were purchased by the Purchasers pursuant to the Share Purchase Agreement or upon any share subdivision, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to such Class A Ordinary Shares (including, in each case, as long as the ADSs remain listed on a national recognized securities market, Class A Ordinary Shares in the form of ADSs (it being understood that while any offers and sales made under a registration statement contemplated by this Agreement will be of ADSs, the securities to be registered by any such registration statement under the Securities Act are Class A Ordinary Shares, and the ADSs are registered under a separate Form F-6)). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (v) the stock certificates or evidences of book-entry registration relating to such securities have had all restrictive legends removed.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 1.2, Section 1.3 and Section 1.4 hereof, including, without limitation, (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Initiating Holders, (v) all “roadshow” expenses if the underwriter or underwriters advise that a “roadshow” is advisable to complete the sale of the Registrable Securities proposed to be sold in an offering, (vi) fees and disbursements of one counsel for all sellers of Registrable Securities in any one registration, and (vii) any liability insurance or other premiums for insurance obtained in connection with Section 1.2, Section 1.3 and Section 1.4 hereof, regardless of whether any registration statement is declared effective.

“registration statements” means, as the context requires, a Form F-3 or S-3 or a registration statement on Form F-1 or S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the SEC available to an issuer if a Form F-3 or S-3 is not available to such issuer).

“Relevant Shares” shall have the same meaning as assigned to such term in the Voting Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions applicable to the sale of Registrable Securities pursuant to Section 1.2, Section 1.3 or Section 1.4 hereof.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Subsidiary” means, with respect to any given Person, any other Person that is controlled directly or indirectly by such given Person, which shall, for the avoidance of doubt, include any variable interest entity whose assets and financial results are consolidated with the assets and financial results of such given Person and are recorded on the financial statements of such given Person for financial reporting purposes in accordance with applicable accounting standards (each, a “VIE” and collectively, the “VIEs”) and any Subsidiary of such VIEs.

“Trading Day” shall mean a day on which the NASDAQ where the ADSs are traded at the relevant time is open for business.

“Transfer” by any Person means to directly or indirectly, through one or a series of transactions or enter into contracts, option, other arrangement, agreement, or understanding with respect to, sell, assign, transfer, charge, pledge, hypothecate, mortgage, encumber, grant a security interest in or otherwise dispose of any economic, voting or other interest, title or right (by the operation of Law or otherwise); provided, that, notwithstanding anything to the contrary herein, a Transfer shall not include (i) a transfer of any Equity Securities (publicly listed or otherwise) of any direct or indirect general or limited partner, shareholder or member of the Purchaser who is listed company or their respective shareholder or subsidiary (other than the Purchasers) for so long as such transfer does not result in a change in Control of the foregoing entities, (ii) a transfer (other than by the Purchasers) as may be required by the Governmental Authority, or (iii) such other transfers that shall not be regarded as a Transfer as may be from time to time agreed between the Parties (and it is agreed that any arrangement, agreement or understanding referred to in the foregoing the completion of which is conditional on the Company’s consent having been obtained shall not be deemed a Transfer).

“Transaction Documents” shall mean this Agreement, the Deed, Voting Agreement and any other documents delivered or entered into in connection with the transactions contemplated by this Agreement, the Deed, Voting Agreement.

“Voting Agreement” means the voting and consortium agreement entered in on or around the same date by and among the Purchasers, the Founder and other parties thereto.

2.            The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Annual Budget and Financing Committee	Section 4.1(g)(i)
Arbitrator	Section 5.1(b)
Company	Preamble
Company Indemnified Parties	Section 3.1
Company Registrable Securities	Section 1.2(b)
D&O Policies	Section 4.1(d)
Deed	Recitals
Effective Date	Section 5.3
Effectiveness Period	Section 1.4(b)
HKIAC	Section 5.1(b)
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Initiating Holder	Section 1.2(a)
Inspector(s)	Section 2.2(h)
Investor Director	Section 4.1(a)Section 4.1(a)
Investor Observer	Section 4.1(a)
Investors Participation	Section 4.5(a)
Issuance Notice	Section 4.4(b)(i)
ListCo	Section 4.5(a)
Losses	Section 3.1
Permitted Registration Rights	Section 1.2(b)
Pre-emptive Acceptance Notice	Section 4.4(b)(ii)
Pre-emptive Period	Section 4.4(b)(ii)
Pre-emptive Right	Section 4.4(b)(ii)
Pre-emptive Right Holder	Section 4.4(a)(i)
Pre-emptive Securities	Section 4.4(a)(ii)
Pro Rata Share	Section 4.4(a)(i)
Public Listing	Section 4.5(a)
Purchased Shares	Recitals
Purchaser A	Preamble
Purchaser B	Preamble
Purchaser(s)	Preamble
Records	Section 2.2(h)

Term	Section
Request Notice	Section 1.2(a)
Requesting Holder	Section 1.4(f)(i)
Resale Shelf Registration Statement	Section 1.4(a)
Rules	Section 5.1(b)
Security	Section 4.7(c)
Seller(s)	Recitals
Share Purchase Agreement	Recitals
Shelf Offering	Section 1.4(g)
Subsequent Issuance	Section 4.7(c)
Subsequent Shelf Registration Statement	Section 1.4(c)

Exhibit B

FORM OF JOINDER TO INVESTOR RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Investor Rights Agreement dated as of [●] (as the same may hereafter be amended, the “Investor Rights Agreement”), among VNET GROUP, INC., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), [●] and [●]. Capitalized terms used herein but not defined shall have the meanings given to them in the Investor Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with [the provisions of the Investor Rights Agreement as a Purchaser (for the avoidance of doubt, the registration rights granted under Articles I to III of the Investor Rights Agreement shall only apply with respect to the Registrable Securities)] / [Articles I to III of the Investor Rights Agreement only as a Holder] in the same manner as if the undersigned were an original signatory to the Investor Rights Agreement, and the undersigned’s ____ [Class A Ordinary Shares] / [ADSs] shall be included as Registrable Securities under the Investor Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, ____.

[NAME OF JOINING PARTY]

By:
Its:

Agreed and accepted by

VNET GROUP, INC.

By:
Its:

Schedule 1

List of Company Competitors

No.	Name of Company Competitor
1	万国数据服务有限公司
2	秦淮数据集团
3	中联数据集团
4	润泽科技发展有限公司
5	北京光环新网科技股份有限公司
6	上海数据港股份有限公司
7	北京中科合盈数据科技有限公司
8	北京皓扬云数据科技有限公司
9	广东浩云长盛网络股份有限公司
10	上海有孚网络股份有限公司
11	中金数据集团有限公司